Exhibit 99.1
Infinity Natural Resources Announces Second Quarter 2026 Results
August 10, 2026
Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today reported its second quarter 2026 financial and operating results and maintained its 2026 guidance.
Second Quarter 2026 Results
•Delivered 75% growth in net daily production to 348.5 MMcfe/d compared to the second quarter of 2025
◦ 73% increase in natural gas net production to 216.8 MMcf/d
◦102% increase in oil net production to 12.4 Mbbls/d
•Reported net income of $108.0 million, or $0.88 per share of Class A common stock on a diluted basis, during the second quarter 2026 compared to net income of $1.18 per share of Class A common stock during the second quarter 2025
•Delivered 131% growth in Adjusted EBITDAX(1) to $114.7 million in the second quarter 2026 compared to the second quarter 2025, representing an Adjusted EBITDAX Margin(1) of $3.62 / Mcfe, which we believe is the best among our Appalachian Basin peers
•Generated $137.9 million of net cash provided by operating activities for the three months ended June 30, 2026, a 136% increase compared to the first quarter of 2026
•Incurred $129.1 million of development capital expenditures
•Total net debt(1) was approximately $524.1 million and total liquidity was $900.9 million as of June 30, 2026
Second Quarter 2026 and Recent Highlights
•Turned into sales 10 wells in the Ohio Utica Shale, comprised of 7 oil-weighted wells in the volatile oil window and 3 rich gas wells, which are the first from the recently acquired acreage four months after closing
•Spudded 9 wells, including 4 volatile oil wells in Ohio, 2 rich gas wells in Ohio, 2 dry gas Marcellus wells, and 1 deep dry gas Utica well
•Completed 10 wells, including 7 volatile oil wells in Ohio and 3 dry gas Marcellus wells in Pennsylvania
•Drilled first deep dry gas Utica vertical pilot well and 9,500 foot lateral in Pennsylvania
•Approximately 70% of our gross natural gas production is currently flowing through Company-owned midstream assets
•Acquired approximately 1,100 net horizon acres during the quarter, demonstrating continued success in organic leasing
•Repurchased 109,579 shares of Class A common stock at an average price of $13.72 per share during the second quarter 2026

(1) Adjusted EBITDAX, Adjusted EBITDAX Margin and net debt are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled “Non-GAAP Financial Measures.”
Management Commentary
“Our second quarter results reflect continued strong execution of our strategic plan across our Appalachian portfolio, as we delivered strong production growth, advanced development across both our Utica and Marcellus positions, and began developing the assets we acquired earlier this year,” said Zack Arnold, President and CEO of Infinity. “During the quarter, we successfully turned in line our first wells from the acquired Antero acreage and moved a rig onto the assets to develop another pad, demonstrating our ability to rapidly incorporate new assets into our development program while maintaining operational execution. We also drilled our first deep dry gas Utica vertical pilot well and lateral, an important step in further evaluating the long-term value and development potential of this emerging opportunity.”
“Our integrated upstream and midstream platform continues to differentiate Infinity. As production grows, our owned infrastructure provides increasing operating leverage through greater utilization, lowering controllable costs per unit and enhancing market access. Our $3.62 per Mcfe Adjusted EBITDAX Margin exceeds all of our Appalachian Basin peers, demonstrating the strong performance and efficiency of our operations. We continue to see encouraging operating results across our core development areas, including strong performance from our volatile oil wells, reinforcing the quality and depth of our inventory.”
“Looking ahead, our strategy remains unchanged. We are focused on disciplined capital allocation, capital-efficient production growth and the execution of our development program. Our diversified inventory across the Utica and Marcellus Shales provides flexibility to allocate capital toward our highest return opportunities while preserving optionality across changing commodity price environments. Combined with our integrated midstream assets and strong balance sheet, we believe Infinity remains well positioned to continue creating long-term shareholder value,” concluded Mr. Arnold.
Operational Update
The following table sets forth information regarding our production, revenues and realized prices and production costs for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Production data:
Oil (MBbls)	1,131	559	1,996	1,301
Natural gas (MMcf)	19,725	11,420	37,256	17,939
NGL (MBbls)	867	551	1,570	1,111
Total (MMcfe)(1)	31,713	18,080	58,652	32,411
Average daily production (Mcfe/d)(1)	348,495	198,681	324,044	179,066

Average wellhead realized prices (before giving effect to realized derivatives):
Oil (/Bbl)	$85.41	$56.45	$76.86	$60.42
Natural gas (/Mcf)	$2.34	$2.67	$3.24	$2.97
NGL (/Bbl)	$32.27	$18.93	$29.95	$22.25

Average wellhead realized prices (after giving effect to realized derivatives):
Oil (/Bbl)	$68.31	$65.00	$63.98	$64.83
Natural gas (/Mcf)	$3.08	$2.53	$3.31	$2.80
NGL (/Bbl)	$30.28	$18.22	$29.17	$21.96

Operating costs and expenses (per Mcfe)(1):
Gathering, processing and transportation	$0.93	$0.80	$0.84	$0.82

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Lease operating	0.32	0.31	0.32	0.38
Production and ad valorem taxes	0.06	0.17	0.07	0.11
Midstream operations and maintenance expense	0.07	0.04	0.07	0.04
Direct operating costs	1.38	1.32	1.30	1.35

Depreciation, depletion, and amortization	1.40	1.31	1.37	1.36
General and administrative(2)	0.39	0.29	0.58	4.23
Total operating expenses	$3.17	$2.92	$3.24	$6.97

Controllable Cash Costs (per Mcfe):
Gathering, processing and transportation	$0.93	$0.80	$0.84	$0.82
Lease operating	0.32	0.31	0.32	0.38
Production and ad valorem taxes	0.06	0.17	0.07	0.11
Midstream operations and maintenance expense	0.07	0.04	0.07	0.04
Recurring Cash G&A(3)	$0.20	$0.15	$0.21	$0.21
Total Controllable Cash Costs	$1.58	$1.47	$1.51	$1.57

(1) Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.
(2) General and administrative expense (“G&A”) includes a one-time share-based compensation expense of $126.1 million for the six months ended June 30, 2025, incurred in connection with the Company’s initial public offering (the “IPO”) and certain one-time transaction expenses $16.5 million for the six months ended June 30, 2026 associated with the acquisition of assets from Antero Resources Corporation and Antero Midstream LLC (the “Antero Acquisition”).
(3) Recurring Cash G&A is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled “Non-GAAP Financial Measures.”
Capital Investment
Capital expenditures incurred during the quarter were $137.3 million, which included $129.1 million on development activities and $8.2 million on land activities.
Financial Position and Liquidity
As of June 30, 2026, Infinity had no borrowings under its revolving credit facility and liquidity of $900.9 million, including $25.9 million of cash and cash equivalents and $875.0 million of available borrowing capacity under its revolving credit facility.
2026 Capital & Production Guidance
Infinity is reaffirming its 2026 capital & production guidance from its fourth quarter 2025 earnings press release. Infinity’s capital budget for 2026 is $450 million to $500 million related to development activities, including drilling and completions and midstream. Net production is expected to be between 345 and 375 MMcfe/d for 2026, with natural gas expected to be between 235 and 255 MMcfe/d and oil and liquids expected to be between 18 and 20 Mbbls/d.
Share Repurchase Program
In November 2025, our board of directors authorized a share repurchase program, whereby we may purchase up to an aggregate of $75.0 million of our Class A common stock. During the second quarter of 2026, the Company repurchased 109,579 shares of Class A common stock at an average price of $13.72 per share. As of June 30, 2026, we have $72.3 million remaining under our existing repurchase program.
Conference Call and Webcast Details

Infinity will host a conference call Tuesday, August 11, 2026, at 10:00 a.m. ET to discuss the results. To participate in the call, register at https://events.q4inc.com/attendee/627523741 or dial +1 585 542 9983 (U.S. Local) or +1 833 461 5787 (U.S. Toll-Free), using Meeting ID: 627523741. A unique dial-in code will be provided upon registration via link. The conference call will also be webcast live on the Company’s investor relations website at https://ir.infinitynaturalresources.com/. A replay of the call will be available approximately two hours after the live call concludes and will remain accessible for 14 days at https://events.q4inc.com/attendee/627523741 and on the investor relations website.
About Infinity
Infinity (NYSE: INR) is a growth oriented, independent energy company focused on the acquisition, development, production and gathering of hydrocarbons in the Appalachian Basin. Our operations are focused on the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.
Cautionary Statement Regarding Forward-Looking Statements
This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, hedging strategy, future capital spending plans, capital efficiency, our ability to pay future dividends and make share repurchases, expected drilling and completions plans and projected well costs, among other similar statements, are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “target,” “outlook,” “guidance,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events at the time such statements were made.
Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, our failure to realize, in full or at all, the anticipated benefits of capital raising transactions and acquisitions, including synergies; commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; the impacts of recently enacted legislation; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, armed conflict, political instability and civil unrest, including instability in the Middle East, Venezuela and Mexico and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; technological advancements, including artificial intelligence and its application in our industry; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts
Infinity Natural Resources, Inc.
Thomas Marchetti
Vice President, Investor Relations
Email: ir@infinitynr.com

Source: Infinity Natural Resources, Inc.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Oil, natural gas, and natural gas liquids sales	$170,410	$72,471	$321,114	$156,655
Midstream and other revenues	609	2,005	4,777	2,986
Total revenues	$171,019	$74,476	$325,891	$159,641
Operating expenses:
Gathering, processing, and transportation	29,401	14,515	49,124	26,585
Lease operating	10,028	5,583	18,944	12,354
Production and ad valorem taxes	1,902	3,071	4,251	3,703
Midstream operations and maintenance expense	2,359	711	3,837	1,374
Depreciation, depletion, and amortization	44,414	23,652	80,074	44,910
General and administrative(1)	12,411	5,265	33,824	137,015
Total operating expenses	$100,515	$52,797	$190,054	$225,941
Operating income (loss)	70,504	21,679	135,837	(66,300)
Other income (expense):
Interest, net	(14,733)	(1,360)	(20,522)	(4,427)
Gain (loss) on derivative instruments	57,542	52,121	(7,592)	14,903
Other income (expense)	144	(1,075)	(957)	(1,138)
Net income (loss) before income tax expense (benefit)	113,457	71,365	106,766	(56,962)
Income tax expense (benefit)	5,458	(588)	5,110	(553)
Net income (loss)	$107,999	$71,954	$101,656	$(56,409)
Net income attributable to Infinity Natural Resources, LLC prior to the reorganization	—	—	—	9,914
Net income (loss) attributable to redeemable non-controlling interests	76,247	53,966	71,769	(49,742)
Net income (loss) attributable to Infinity Natural Resources, Inc.	$31,752	$17,988	$29,887	$(16,581)
Weighted-average shares of Class A common stock outstanding:
Basic	18,711,659	15,237,500	18,190,162	15,237,500
Diluted	36,207,325	15,237,500	30,558,472	15,237,500
Net income (loss) attributable to Infinity Natural Resources, Inc. per share of Class A common stock
Basic(2)	$1.35	$1.18	$1.11	$(1.09)
Diluted(2)	$0.88	$1.18	$0.98	$(1.09)
(1) G&A includes a one-time share-based compensation expense of $126.1 million for the six months ended June 30, 2025, incurred in connection with the IPO.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(amounts in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$25,883	$2,849
Accounts receivable:
Oil and natural gas sales, net	69,690	54,836
Joint interest and other, net	36,031	12,912
Short-term deposit on acquisitions	—	61,200
Prepaid expenses and other current assets	6,537	4,002
Commodity derivative assets	24,599	24,838
Total current assets	$162,740	$160,637
Oil and natural gas properties, full cost method (including $114.2 million and $88.7 million as of June 30, 2026 and December 31, 2025, respectively, excluded from amortization)	1,971,289	1,264,212
Midstream and other property and equipment	352,635	57,116
Less: Accumulated depreciation, depletion, and amortization	(336,501)	(256,712)
Property and equipment, net	$1,987,423	$1,064,616
Operating lease right-of-use assets, net	1,852	1,147
Deferred tax asset, net	301	4,858
Other assets	16,883	6,709
Commodity derivative assets	17,918	2,885
Total assets	$2,187,117	$1,240,852
Total liabilities, stockholders’ equity, redeemable interest and Series A Preferred Stock
Current liabilities:
Accounts payable	$29,852	$38,572
Royalties payable	78,105	39,686
Accrued liabilities and other	76,483	23,021
Operating lease liabilities	593	181
Commodity derivative liabilities, short-term	2,137	1,106
Total current liabilities	$187,170	$102,566
Long-term debt	538,150	150,862
Operating lease liabilities, non-current	1,275	966
Asset retirement obligations	7,497	3,636
Commodity derivative liabilities	298	3,361
Tax receivable agreement	3,592	1,537
Total liabilities	$737,982	$262,928
Series A Preferred Stock ($0.01 par value; 350,000 and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	343,591	—
Redeemable non-controlling interest	706,595	670,785
Stockholders’ equity
Class A common stock ($0.01 par value; 400,000,000 shares authorized, 18,641,598 and 15,542,521 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	186	155
Class B common stock ($0.01 par value; 150,000,000 shares authorized, 44,780,230 and 45,247,974 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	447	452
Additional paid-in capital	382,734	310,972
Retained earnings (accumulated deficit)	15,582	(4,440)

Total stockholders’ equity	398,949	307,139
Total liabilities, stockholders’ equity, redeemable interest and Series A Preferred Stock	$2,187,117	$1,240,852

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$101,656	$(56,409)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	80,074	44,892
Amortization of debt issuance costs	4,313	1,090
Share-based compensation expense	5,461	129,188
Loss (gain) on derivative instruments	7,592	(14,903)
Cash paid on settlement of derivative instruments	(24,419)	(808)
Non-cash lease expense	222	163
Deferred income taxes	4,557	(569)
Changes in operating assets and liabilities:
Accounts receivable	(37,973)	37,196
Prepaid expenses and other	(2,015)	863
Accounts payable	7,587	11,443
Royalties payable	25,363	496
Accrued and other expenses	24,091	(2,941)
Other assets and liabilities	(232)	(5,070)
Net cash provided by operating activities	$196,277	$144,631
Cash flows from investing activities:
Additions to oil and gas properties	(241,128)	(188,271)
Antero Acquisition	(622,697)	—
Additions to midstream and other property and equipment	(13,784)	(6,275)
Net cash used in investing activities	$(877,609)	$(194,546)
Cash flows from financing activities:
Borrowings under revolving credit facility	430,530	82,000
Payments on revolving credit facility	(581,376)	(307,000)
Proceeds from issuance of Notes	550,000	—
Proceeds from capital contributions	—	286,465
Proceeds from issuance of Series A Preferred Stock	350,000	—
Payments of credit facility debt issuance costs	(13,625)	(645)
Payments of Notes debt issuance costs	(11,667)	—
Shares of Class A common stock withheld for employee tax obligations upon vesting RSUs	(1,201)	—
Repurchases of Class A common stock	(1,505)	—
Payments of Series A preferred stock issuance costs	(16,736)	—
Payments on notes payable	(55)	(66)
Payments of initial public offering costs	—	(6,760)
Net cash provided by (used in) financing activities	$704,366	$53,994
Net increase (decrease) in cash and cash equivalents	23,034	4,079
Cash and cash equivalents at beginning of period	2,849	2,203
Cash and cash equivalents at end of period	$25,883	$6,282

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX, Adjusted EBITDAX Margin, Net Debt and Recurring Cash G&A
We define Adjusted EBITDAX as net income (loss) plus interest, net, income tax expense (benefit), depreciation, depletion, and amortization, unrealized loss (gain) on derivative instruments, net cash settlements received (paid) on derivatives, non-recurring transaction expenses and non-cash compensation expense. We believe Adjusted EBITDAX is useful because it makes for an easier comparison of our operating performance, without regard to our financing methods, corporate form or capital structure. We determined our adjustments from net income (loss) to arrive at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered more meaningful than or as an alternative to net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may differ from and may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX Margin is defined as Adjusted EBITDAX divided by total production.
Net debt is defined as total long-term debt less cash and cash equivalents. Management uses net debt to evaluate its financial position, including its ability to service its debt obligations.
Recurring Cash G&A is defined as U.S. GAAP general and administrative expense exclusive of the Company’s stock-based compensation and non-recurring transaction expenses. Recurring Cash G&A per Mcfe is defined as Recurring Cash G&A divided by total production for a period. These metrics are used by management because they isolate cash costs within G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. We believe Recurring Cash G&A and Recurring Cash G&A per Mcfe provide external users of the Company’s consolidated financial statements with additional information to assist in their analysis of the Company.
The following table provides a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for the periods presented herein:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$107,999	$71,954	$101,567	$(56,409)
Interest, net	14,734	1,360	20,522	4,427
Income tax expense (benefit)	5,458	(604)	5,110	(569)
Depreciation, depletion, and amortization	44,414	23,652	80,074	44,910
(Gain) loss on derivative instruments	(57,542)	(52,121)	7,592	(14,903)
Net cash settlements received (paid) on derivatives	(6,427)	2,778	(24,419)	(806)
Non-cash compensation expense	3,003	2,293	4,915	3,048
Non-recurring transaction expenses(1)	3,035	331	16,487	127,190
Adjusted EBITDAX	$114,674	$49,641	$211,939	$106,887
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.

The following table provides a reconciliation of total debt, the most directly comparable financial measure presented in accordance with U.S. GAAP, to net debt:

	June 30, 2026	December 31, 2025
(in thousands)
Credit facility borrowings	$—	$150,862
7.625% senior notes due 2031	550,000	—
Total long-term debt(1)	$550,000	$150,862
Less: Cash and cash equivalents	$25,883	2,849
Net debt(1)	$524,117	$148,013
(1) Includes $61.2 million of borrowings to fund a short-term deposit associated with the Antero Acquisition as of December 31, 2025.
The following table provides a reconciliation of general and administrative expense, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Recurring Cash G&A:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(in thousands)
General and administrative	12,411	5,265	33,824	137,015
Non-cash compensation expense	3,003	2,293	4,915	3,048
Non-recurring transaction expenses(1)	3,035	331	16,487	$127,190
Recurring Cash G&A	$6,373	$2,641	$12,421	$6,777
Recurring Cash G&A per Mcfe	$0.20	$0.15	$0.21	$0.21
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.